Exhibit 10.1

FORM OF RESTRICTED STOCK AGREEMENT
PURSUANT TO j2 GLOBAL COMMUNICATIONS, INC.
SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

THIS RESTRICTED STOCK AGREEMENT is made this _____ day of _________, 200_ by and between ________________________ (the “Participant”) and j2 Global Communications, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s Second Amended and Restated 1997 Stock Option Plan (the “Plan”).

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company and/or the Board of Directors itself by action taken on __________ authorized and directed the Company to make an award of stock to the Participant under the Plan for the purposes expressed in the Plan;

NOW THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, the parties agree as follows:

1. Grant of Stock. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to the Participant ______ shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). As long as the Shares are subject to the Restrictions set forth in Section 4 of this Agreement, such shares shall be deemed to be, and are referred to in this Agreement as, the “Restricted Shares.”

2. Certificates for Shares. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Shares are released to the Participant or forfeited in accordance with this Agreement. The Participant shall, simultaneously with the delivery of this Agreement, deliver to the Company a stock power, in blank, executed by the Participant. If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares and to return the Shares represented thereby to the Company’s treasury.

3. Adjustments in Restricted Shares. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of shares of Common Stock, a combination or consolidation of the outstanding Common Stock into a lesser number of shares of Common Stock, a recapitalization, a classification or a similar occurrence, the Committee shall make appropriate adjustments in the number of Restricted Shares Any new, additional or different securities to which the Participant shall be entitled in respect of Restricted Shares by reason of such adjustment shall be deemed to be Restricted Shares and shall be subject to the same terms, conditions, and restrictions as the Restricted Shares so adjusted.

4. Restrictions. During applicable periods of restriction determined in accordance with Section 6 of this Agreement (the “Restricted Period”), Restricted Shares and all rights with respect to such Shares, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be subject to the risk of forfeiture contained in Section 5 of this Agreement (such limitations on transferability and risk of forfeiture being herein referred to as “Restrictions”), but the Participant shall possess all incidents of ownership of such Restricted Shares, including the right to vote and receive dividends on Restricted Shares.

5. Forfeiture of Restricted Shares. In the event that the Participant’s continuous employment with the Company and its subsidiaries shall terminate for any reason prior to the expiration of the Restricted Period, such event shall constitute an “Event of Forfeiture” and all Shares which at that time are Restricted Shares shall thereupon be forfeited by the Participant and transferred to, and reacquired by, the Company at no cost to the Company, and neither the Participant nor any successor, heir, assign or personal representative of the Participant shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing them.

6. Lapse of Restrictions. (a) Except as provided in subsection (b) below, the Restrictions on the Restricted Shares granted under this Agreement shall lapse over the first through _______ anniversaries of the date of this Agreement in accordance with the following schedule:

Date	Number of Shares on Which Restrictions Lapse

(b) In the event that a Participant’s employment with the Company and its subsidiaries terminates as a result of his or her death, retirement or permanent disability, the Restrictions shall lapse on the Restricted Shares (if not already lapsed pursuant to subsection (a) above) on the later of (i) the date of such event, or (ii) the first anniversary of the date of this Agreement.

Upon lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to the Participant an unrestricted certificate for the Shares with respect to which such Restrictions have lapsed.

7. Withholding Requirements. The Company shall be required to withhold the amount of taxes required to satisfy any applicable federal, state and local tax withholding obligations arising from the lapse of Restrictions. Participant may elect to satisfy any such tax obligation in cash or by authorizing the Company to withhold from the Shares issued to Participant as a result of the lapse of the Restrictions, the number of whole shares of Common Stock required to satisfy such tax obligation, the number to be determined by the Fair Market Value (as defined in the Plan) of the Shares on the date of the lapse of the Restrictions. If Recipient elects to withhold shares of Common Stock to satisfy any such tax obligation, Recipient shall pay in cash any obligation which remains after the application of whole shares that is less than the value of a whole share.

_______ Participant hereby authorizes by authorizes the Company to withhold from the Shares issued to Participant as a result of the lapse of the Restrictions, the number of whole shares of Common Stock required to satisfy such tax obligation, the number to be determined by the Fair Market Value (as defined in the Plan) of the Shares on the date of the lapse of the Restrictions. The foregoing election shall become irrevocable as to particular Shares with Restrictions lapsing on the date that is six (6) months prior to the date of lapse.

Participant is hereby permitted to make the election permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), (i.e. an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if Participant makes such election, the Participant shall submit to the Company a copy of the notice filed by the Participant with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of this Section 7.

8. Change in Control. Notwithstanding anything else provided in this Agreement, upon the occurrence of a Change in Control, as defined below, all Restrictions on each Restricted Share shall immediately be canceled in full upon and simultaneously with the Change of Control unless the Board determines that the Recipient has been offered substantially identical replacement restricted stock and a comparable position at any acquiring company.

For purposes of the Plan, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d−3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.
9. Effect of Employment. Nothing contained in this Agreement shall in any manner be construed to limit in any way the right of the Company or any subsidiary to terminate the Participant’s employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Agreement, or give any right to the Participant to remain employed by the Company or a subsidiary thereof in any particular position or at any particular rate of compensation.

10. Amendment. This Agreement may not be amended except with the consent of the Committee and by a written instrument duly executed by the Participant and the Company.

11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, represents that he or she is familiar with the terms and provisions thereof and accepts the award of Shares hereunder subject to all of the terms and conditions thereof and of this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, the Company and the Participant have each executed and delivered this Agreement as of the date first above written.

ATTEST:	j2 GLOBAL COMMUNICATIONS, INC.

By: ______________________________
__________________ Secretary	Its: _____________________________

PARTICIPANT:

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